Exhibit 10.1(e)

Dated	26 of June,	2005

SWINDON BOROUGH COUNCIL

and

SAUER-DANFOSS LIMITED

LEASE

of Building 102 Cheney Manor
Swindon Wilts

THIS LEASE made the 26 day of June Two thousand and five BETWEEN SWINDON BOROUGH COUNCIL of Civic Offices Euclid Street Swindon SN1 2JH (hereinafter called the Council which expression where the context so admits shall include the estate owner or estate owners for the time being of the reversion of the premises hereby demised expectant on the expiry of the term hereby granted) of the one part and SAUER–DANFOSS LIMITED (Company number 02179360) whose registered office is situate at Cheney Manor Swindon SN2 2PZ (hereinafter called ‘the Lessee’ which expression shall where the context so admits include any persons deriving title under the Lessee) of the other part

WITNESSETH as follows:-

1.                                     In consideration of the rent hereinafter reserved and of the Lessee’s covenants hereinafter contained the Council hereby demises unto the Lessee ALL THAT the property described in the First Schedule hereto (which property buildings and premises (including heating sanitary and water equipment and any other fixtures fittings and equipment thereon from time to time other than tenants fixtures and fittings which expression shall in this Lease include not only tenants fixtures and fittings installed during the term of this Lease but also tenants fixtures and fittings and plant and machinery installed by any previous tenant or by the Lessee under a previous Lease and remaining in or on the Demised Premises at the date hereof) with any alterations or additions thereto and any other building erection or works from time to time constructed or carried out on the said plot of land are hereinafter referred to as ‘the demised premises’) TOGETHER WITH the easements and rights specified in the Second Schedule hereto BUT EXCEPT AND RESERVING unto the Council its lessees and tenants and all others entitled thereto the easements and rights specified in the Third Schedule hereto TO HOLD the same unto the Lessee for the terms of FIVE YEARS from the [                    ] day of                             Two thousand and five SUBJECT TO earlier determination as hereinafter provided YIELDING AND PAYING therefor

FIRST throughout the term the yearly rent of THREE HUNDRED AND SEVENTY THREE THOUSAND SIX HUNDRED POUNDS (£373,600) payable by equal quarterly payments in advance by Banker’s Standing Order on the First days of January April July and October in every year the first of such instalments or a proper proportion thereof to be made on the date hereof and

SECOND a sum equal to the sum or sums which the Council shall from time to time pay solely by way of insurance premium pursuant to its obligation under clause 5(4)(3) hereof (including any increased premium payable by reason of the act or omission of the Lessee) PROVIDED THAT if any payment of rent is not made within fourteen days of the date on which it is due then interest shall be payable thereon calculated from the date the rent is due to the actual date of payment at the rate of 2% per annum above the Council’s Bankers Base Lending Rate for the time being

2.                                      IT IS HEREBY agreed and declared that the Lessee shall not be or become entitled to any right of access of light or air to the demised premises or to any other right privilege or easement which would restrict or interfere with the user of any adjoining or neighbouring land for building or any other purpose (Provided that such user shall not materially affect the beneficial user of the demised premises by the Lessee for all purposes permitted by this Lease) and that no estate or interest in the soil of any road or footpath (whether or not a highway maintainable at the public expense) adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained

3.                                      THE Lessee hereby covenants with the Council as follows:-

(1)                                  To pay the rent hereby reserved including interest and VAT thereon (if any) as hereinbefore provided and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim of legal or equitable set off or counterclaim

(2)                                  To pay all rates taxes duties charges and assessments whatsoever whether parliamentary local or otherwise which are now or may hereafter become payable in respect of the demised premises whether by the owner or occupier thereof other than tax charged on the Council as a result of the ownership of or any dealing with the Council’s reversionary interest or the receipt of rent and other payments hereunder

(3)(a)                    Subject to Clause 5(4)(3) of this Lease forthwith to insure and keep insured at all times during the said term (subject to such excesses exclusions and conditions as the insurers may require) the demised premises in the full reinstatement value thereof against loss or damage by fire explosion storm or tempest (including lightning) or aircraft or any article dropped from aircraft (in both cases other than hostile aircraft) and against two years rent and other risks normally included within a policy of comprehensive insurance which the Lessee or the Council consider to be reasonably desirable (insofar as the same are insurable on reasonable terms) such insurance to be with an insurance company of repute approved by the Council (such approval not to be unreasonably withheld) in the joint names of the Council and the Lessee in such sum as for the time being shall be sufficient to cover the cost of completely reinstating the demised premises in the event of total destruction of the buildings and erections comprised therein together with Architects and Surveyors fees and other expenses incidental thereto

(b)                                 Promptly to pay all premiums and other moneys necessary for the said insurance

(c)                                  Whenever reasonably required but not more than twice a year to produce to the Council and its officers or agents the policy or policies of insurance or sufficient evidence of the same and the receipt for the then current years premium Provided Always that if the Lessee shall at any time fail to insure or keep insured the demised premises as aforesaid the Council may (but shall be under no obligation) do all things necessary to effect and maintain such insurance and any moneys expended by the Council for that purpose shall be repayable by the Lessee to the Council on demand and be recoverable forthwith by the Council by action or by distress as if such moneys formed part of the rent payable hereunder

(d)                                 In the event of the demised premises or any part thereof at any time during the subsistence of the term hereby created being destroyed or damaged by any of the insured risks or other risks insured against then and as often as the same may happen and so long as such insurance has not been vitiated or payment of any policy monies refused in whole or part by reason solely or in part or any act or default of the Council its lessees or their respective agents servants invitees licensees or visitors to secure that all monies payable by virtue of the insurance before referred to shall with all convenient speed and in conformity with the provisions of this Lease be laid out and applied in rebuilding repairing or otherwise reinstating the demised premises in a good and substantial manner and in case the moneys received in respect of the said insurance shall be insufficient for the purpose aforesaid to make good the deficiency out of the Lessee’s own moneys PROVIDED THAT the covenant by the Lessee as to reinstatement shall be satisfied if the Lessee provides in the premises so reinstated accommodation as convenient and commodious as is practicable but not necessarily identical to the demised premises as the same existed prior to such damage or destruction AND PROVIDED FURTHER that if the rebuilding and reinstatement of the demised premises or any part thereof shall prove impossible the monies payable pursuant to any policy of insurance effected hereunder shall be laid out and applied in completely clearing the site and any remaining insurance monies not so applied shall be divided between the Council and the Lessee in the proportions which the value of their respective interests in the demised premises or that part thereof bear to one another at the time of the event giving rise to payment

(e)                                  Not to do or cause permit or suffer to be done anything which may render the Policy or Policies of Insurance hereinbefore mentioned void or voidable nor anything which may render uninsurable the defined risks before mentioned

(4)                                 Not to do or permit to be done anything whereby the policy or policies of insurance on the fabric of the demised premises against damage by fire or otherwise for the time being may become void or voidable

(5)                                 At all times during the term hereby created to maintain and keep the demised premises in a clean and tidy condition including reasonable decorative repair and to keep any parts thereof that are unbuilt upon reasonably clean and tidy and free from rubbish and to keep the roof or roofs of the demised premises in a wind and weatherproof condition in all cases to the reasonable satisfaction of the Council

(6)                                 To permit the Council its officers servants and agents workmen and authorised agents at reasonable times after due notice (save in case of emergency) to enter upon the demised premises for the purpose of ascertaining that the covenants and conditions herein contained have been duly observed and performed for the purpose of taking inventories of landlord’s fixtures and fittings therein and to view the state of repair and condition of the demised premises and to give or leave on the demised premises notice in writing to the Lessee of any failure to keep any part of the demised premises in accordance with the

Lessees covenants herein AND within the period of two calendar months after any such notice the Lessee shall begin to comply with the requirements of such notice and in accordance with the covenants in that behalf herein contained and shall diligently proceed with the same AND if the Lessee shall fail to comply with the requirements of such notice as aforesaid to permit the Council or its contractors agents and workmen to enter upon the demised premises to execute such works as may be necessary to comply with the same AND in the event of the Council so entering the demised premises and carrying out such works to pay to the Council the proper and reasonable cost of executing such works within twenty-one days of a written demand

(7)                                 The Lessee must give notice to the Council of any defect in the Premises that might give rise to an obligation on the Council to do or refrain from doing anything in order to comply with the provisions of this lease or the duty of care imposed on the Council whether pursuant to the Defective Premises Act 1972 or otherwise and must at all times display and maintain any notices the Council from time to time requires him to display at the demised premises

(8)                                 Not at any time during the term hereby created to build or place or permit or suffer to be built or placed on the demised premises any new or additional buildings or erections or subject to the provisions of the Disability Discrimination Act 1995 not to make any material alterations in the existing external design or appearance of the demised premises (all of which buildings erections and alterations are referred to in this sub-clause as ‘new works’) except with the prior written approval of the Council in accordance with plans elevations sections site plans and specifications which have first been approved in writing by the Council (in both cases such approval not to be unreasonably withheld) In the event of the Lessee carrying out any new works without the prior written consent of the Council it shall be lawful for the Council to enter upon the demised premises and restore them to the condition in which they were before the Lessee commenced such new works and the proper and reasonable expense of the Council in so doing together with interest at two per centum above the Council’s Bankers Base Lending Rate for the time being in force shall be paid by the Lessee to the Council within twenty-one days from the date of a written demand in that behalf IN the event of the Lessee carrying out any new works to which the Council may have given its prior consent which do not comply with the plans elevations sections site plans and specifications approved by the Council the Lessee shall forthwith upon notice in writing from the Council requiring it so to do make good and correct all such works which do not comply with the said plans elevations sections site plans and specifications as directed by the Council and if the Lessee shall neglect to begin so to do within seven days after such notice then it shall be lawful for the Council or its servants contractors agents and workmen to remove or make good and correct all such non-complying works and all expenses of so doing with interest thereon at the rate aforesaid shall be paid by the Lessee to the Council within twenty-one days of a written demand in that behalf  The Lessee shall permit the duly authorised officers and servants of the Council at all reasonable times upon reasonable prior notice in writing to enter upon the demised premises to view the state of progress of any new works which the Council has approved and to inspect or test the material and workmanship thereof and for the purpose of ascertaining generally that any such new works have been and are being carried out in accordance with the plans elevations sections site plans and specifications approved by the Council and the Lessee shall permit the Council its servants agents or contractors of the Council to enter upon the demised premises to carry out any works or do any matter or thing which under this Lease the Council is empowered to do or carry out

(9)                                 To permit the Council and the lessees or occupiers of adjoining property belonging to the Council if authorised in writing by the Council and their officers servants agents and workmen at convenient times by appointment after not less than fourteen days’ notice to the Lessee or without notice in case of emergency to enter upon the demised premises to execute repairs alterations painting redecoration or any other works whatsoever to any adjoining property now or hereafter belonging to the Council provided that such works cannot reasonably be carried out without such access the person or persons exercising such right making good all damage thereby occasioned to the demised premises and to the Lessee’s property and also to permit the Council and the lessees or occupiers of adjoining property authorised as aforesaid and their respective officers servants contractors agents and workmen at convenient times by appointment after such notice as aforesaid (if required) to enter upon the demised premises for the purpose of constructing laying down connecting altering repairing cleansing or maintaining any sewers drains gutters pipes or cables in or under the demised premises for the accommodation of any adjoining or neighbouring property now or hereafter belonging to the Council the person or persons exercising such right making good all damage thereby occasioned to the demised premises and the Lessee’s property

(10)                            During the said term to use the demised premises (apart from the office block) only for general industrial purposes and/or for warehousing and to use the office block as offices

(11)                            (a)                                  Not at any time to instal any fuel burning apparatus on the demised premises other than apparatus of a type approved by the Council (such approval not to be unreasonably withheld) and to erect any chimney in connection with any such apparatus to the reasonable satisfaction in all respects of the Council To keep all fuel burning apparatus repaired and maintained to the reasonable satisfaction of the Council and to stoke and operate the same only in a proper and skilled manner in all respects in accordance with the manufacturers instructions and recommendations and in particular not to exceed the proper working pressure and temperature

(b)                                 Not to cause or permit smoke effluvia vapour or grit to be emitted from any apparatus on the demised premises to such an extent as would result in a loss of amenity to other occupiers of the surrounding neighbourhood and to erect any chimney in connection with any such apparatus to the reasonable satisfaction in all respects of the Council

(c)                                  To permit officers of the Council to enter upon the demised premises at reasonable times by appointment to inspect the method of stoking any fuel burning apparatus installed on the demised premises and to comply with such reasonable directions as may be given by the Council to ensure the provisions of Clause 3(11)(a) and (b) are complied with by the Lessee

(12)                            Not to use the demised premises or any part thereof or permit or suffer the same to be used for any illegal or immoral purpose nor to permit or suffer to be done in or upon the demised premises nor to permit or suffer to be brought on the demised premises anything which may be or become a danger or nuisance or which may cause damage or inconvenience to the Council its lessees or tenants or occupiers of any adjoining or neighbouring property (the Lessee’s business as now and previously carried on at the demised premises not being in breach of this covenant) and not to use or permit or suffer to be used any part of the demised premises or anything connected therewith as an advertising station or for the display of boards posters notices or signs except such as may be permitted in writing by the Council such permission not to be unreasonably withheld

(13)                            (a)           Not at any time during the said term without first obtaining the written consent of the Council which shall not unreasonably be withheld or delayed to assign the whole of the demised premises PROVIDED that it is agreed between the parties that if the following conditions are not met then it shall be reasonable for the Council to withhold consent

(1)                                 the proposed assignee (“the Assignee”) being one or more individuals shall provide two trade references a current and previous landlord’s reference together with a bankers reference all of which in the reasonable opinion of the Council shows that the Assignee is likely to be a responsible tenant of good financial standing capable of fulfilling the covenants and obligations in this Lease

(2)            If the Assignee is a limited Company (“the Company”) then

(i)                                     the Company shall provide two trade references a current and previous landlord’s reference together with a bankers reference all of which in the reasonable opinion of the Council shows that the Company is likely to be a responsible tenant of good financial standing capable of fulfilling the covenants and obligations in this lease and

(ii)                                  at least two directors of the Company (or the sole director if only one) shall provide a bankers reference which in the reasonable opinion of the Council shows the director(s) to be of good financial standing and such director(s) are to act as guarantor(s) who will (if required) take a lease of the demised premises on the same terms and conditions of this lease for a term commencing on the date the lease is disclaimed and expiring on the contractual expiry date of this lease if the Company shall be wound up compulsory or voluntarily (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or shall have a receiver appointed

If the conditions at sub-clauses (a)(1) or (a)(2) of this clause are not satisfied then the Council may at its discretion withhold consent or require the Assignee to enter into a rent deposit bond relating to [two] quarters rent,

(3)                                  Save in the case of manifest error if any outstanding arrears debts or invoices owed by the assigning lessee to the Council as a result of his occupation of the demised premises in relation to rents rates or other sundry debts are not paid in full before consent is issued or in the case of outstanding arrears debts or invoices owed by the assignee to the Council in relation to rents rates or other sundry debts are not paid in full or in the case of previously agreed instalment payments are not paid up to date before consent is issued.

(b)                                 the assigning Lessee shall pay the Council’s reasonable legal costs and reasonable estates costs incurred in considering any request for consent to an assignment whether the assignment proceeds to completion or not.

(c)                                  the assigning lessee shall if required by the Council enter into an Authorised Guarantee Agreement guaranteeing the performance of the tenants covenants by the Assignee.

(d)                                 the Lessee shall within one month from the date of any assignment give notice in writing to the Council and to produce to the Council the relative original or counterpart deed document or grant and to pay to the Council a registration fee of Ten pounds or such greater fee as may be reasonable at the time in respect of every such production

(e)                                  not to assign part of the demised premises

(f)                                    not to charge underlet share license or part with possession of the demises premises or any part thereof save as provided in sub-clause (a) hereof

(14)                            If any encroachment or easement shall be made or threatened to be made on or over the demised premises or if any window or opening shall be made or threatened to be opened or made in any neighbouring building (whether already or hereafter to be erected) which if not obstructed might by lapse of time confer the right to access of light in favour of any neighbouring property (unless in either case the dominant tenement is also owned by the Council) to give notice to the Council as soon as the same shall come to the notice of the Lessee and at the cost of the Council to do all such things as may be reasonable and proper for the purpose of preventing the making of such encroachment or the acquisition of such easement or right AND if the Lessee shall omit or neglect to do all such things as aforesaid at the earliest reasonably practicable time it shall be lawful for the Council its officers servants and workmen to enter upon the demised premises and to do the same (unless as aforesaid)

(15)                            Not to form or permit to be formed a rubbish or waste materials (especially inflammable materials) dump on the demised premises but to keep all rubbish and refuse in properly covered receptacles to the reasonable satisfaction of the Council TO arrange at the Lessee s own expense for the removal of all refuse (other than refuse which the appropriate Local Authority is under obligation to remove under the Public Health Act 1936 or otherwise) from the demised premises whenever necessary

(16)                            At the Lessee’s own expense to provide and maintain on the demised premises throughout the said term adequate fire fighting equipment in accordance with the appropriate regulations for the time being in force and to maintain a clear access way to such equipment at all times

(17)                            Not to do anything or suffer anything to be done on the demised premises which would remove support from any adjoining land buildings or structure in any way whatsoever

(18)                            To endeavour to ensure that no vehicle belonging to the Lessee its servants and invitees shall park or load or unload on any road on the Council’s Trading Estate (as such Trading Estate may exist from time to time adjoining Cheney Manor Road Swindon) except roads within the demised premises

(19)                            Not to supply gas electricity water or heating to any other tenant or occupier of land comprised with the Council’s Trading Estate situate adjoining Cheney Manor Road Swindon

(20)                           To permit the Council during the six months immediately preceding the expiration or sooner determination of the term hereby created to affix on any part of the demised premises a notice for reletting or selling the same and during the said period to permit all persons with written authority from the Council and accompanied by a servant or agent of the Council at reasonable times of the day to view the demised premises on prior appointment being made

(21)                            To yield up the demised premises to the Council at the end of the term hereby granted howsoever determined with vacant possession in a clean and tidy condition to the reasonable satisfaction of the Council with services safely capped off all machinery removed any pits made safe and hazardous material removed and all boundary fences and gates left in a secure condition and to give up all keys of the demised premises to the Council

(22)                            Not to discharge any trade effluent (as defined in the Public Health (Drainage of Trade Premises) Act 1937 or any statutory modification thereof for the time being in force) from the demised premises or any part thereof or any apparatus therein into the sewers serving the demised premises or into any pipe or drain communicating therewith except in such manner into such sewers at such temperature in such quantities at such rates at such times of such composition after such treatment (whether for the removal of constituent parts or for the rendering of the effluent neither acid nor alkaline or otherwise) and subject to such other conditions whatsoever as the Council may from time to time reasonably direct

(23)                            Not to allow anything but water to enter surface water drains and surface water sewers and in this connection properly to maintain any traps provided on the demised premises in clean condition and proper repair and to permit inspection of such traps by or on behalf of the Council at any reasonable time by appointment upon at least seven days prior notice in writing (save in case of emergency)

(24)                            Not at any time to store any materials or things upon any part of the demised premises which may not for the time being be covered by buildings to an extent which the Council may reasonably consider unacceptable

(25)                           Not to unreasonably withhold consent to a request by the Council under the Landlord and Tenant (Covenants) Act 1995 Section 8 for release from all or any of the Landlord covenants of this Lease

(26)                           To pay all reasonable and proper costs charges and expenses (including Solicitors’ costs and Surveyors fees) incurred by the Council for the purpose of or incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 as amended requiring the Lessee to remedy a breach of any of the covenants herein contained notwithstanding forfeiture for such breach shall be avoided otherwise than by relief granted by the Court

4.                                       The Council hereby covenants with the Lessee that the Lessee paying the said rent and observing and performing the covenants and conditions herein contained and on the Lessee’s part to be observed and performed shall and may peaceably and quietly possess and enjoy the demised premises during the said term without any interruption by the Council or any person rightfully claiming under or in trust for the Council

5.                                       PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED that:-

(1)                                  Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Council if the rent reserved or any part thereof shall be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any covenant on the Lessee’s part herein contained shall not be performed or observed or if the Lessee for the time being being a Company shall enter into liquidation whether voluntary or compulsory (save for the purpose of reconstruction or amalgamation) or being an individual or being more than one individual or any of them shall become bankrupt or enter into any composition with its creditors then and in such case it shall be lawful for the Council at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Council in respect of any breach non-observance or non-performance of any of the Lessee’s covenants herein contained

(2)                                  Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Lease or give the Lessee the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenants agreement or condition entered into by any lessee or tenant of the Council in respect of property not comprised in this Lease or to prevent or restrict in any way the development of any land not comprised in this lease provided that such development or use does not materially affect the use of the demised premises for any of the uses permitted by this Lease

(3)	The Lessee hereby confirms that before the date of this Lease:

(i)

The Council served on the Lessee a notice dated July 26, 2005 in relation to the tenancy created by this Lease (“the Notice”) in a form complying with the requirements of Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (“the Order”)

(ii)

the Lessee or a person duly authorised by the Lessee in relation to the Notice made a statutory declaration (“the Declaration”) dated August 12, 2005 in a form complying with the requirements of Schedule 2 of the Order

	(iii)	The Lessee further confirms that where the Declaration was made by a person other than the Lessee the declarant was duly authorised by the Lessee to make the Declaration on the Lessee’s behalf

	(iv)	The Council and the Lessee confirm that there is no Agreement for Lease to which this Lease gives effect

	(v)	The Council and the Lessee agree to exclude the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in relation to the tenancy created by this Lease

(4)	(1)

The Lessee shall be entitled to determine the term hereby created on the 26th June 2008 (“the Termination Date”) by giving to the Council not less than 12 months prior notice in writing of such intention (“the Break Notice”) and subject to a Break Notice having been given the term hereby created shall cease on the Termination Date PROVIDED THAT all rent due under this Lease is paid up to and including the Termination Date

(2)   The Lessee may vacate the demised premises at any time between the 26th June 2007 and the Termination Date if it has validly served the Break Notice and

(i)   it pays to the Council on or before such date of vacation (“the Vacation Date”) the sum of Forty thousand pounds (£40,000.00) which said sum will be accepted by the Council as full and final settlement of all security and maintenance costs for the demised premises up to the Termination Date and

(ii)   it complies with its obligations contained in clause 3(21) hereof to the reasonable satisfaction of the Council

(3)   Subject to the Lessee complying with its obligations contained in clauses 5(4)(2)(i)and (ii) hereof the Council shall for the period from the Vacation Date to the Termination Date insure with a reputable insurance company the demised premises against loss or damage by the insured risks in such sums as for the time being shall be sufficient to cover the cost of completely clearing the site (including fees and costs) and loss of rent and assume liability for the security of the demised premises and it is hereby agreed that the obligations of the Lessee contained in clauses 3(3)(5)(7)(14)(16) and (18) of this Lease shall cease with effect from the Vacation Date

(5)                                  Except where this Lease provides otherwise any disputes or differences arising as between the Council and the Lessee under the terms hereof are to be referred to arbitration in accordance with the provisions of the Arbitration Acts 1996 or any Act amending or replacing the same to a single arbitrator to be appointed (in default of agreement) by or on behalf of the President for the time being of the Royal Institute of Chartered Surveyors on the application of either party

(6)                                  Except so far as a contrary provision is contained in this Lease any notice decision direction determination approval authority permission or consent to be given by or served on the Council under this Lease shall be valid and effective if signed by the Director of Law and Corporate Governance for the time being of the Council or such other officer or agent as the Council may from time to time designate for the purpose and addressed to the Council at the Civic Offices Euclid Street, Swindon aforesaid

(as the case may be) and delivered by hand or sent by recorded delivery postal service and shall be deemed to have been validly served on or conveyed to the Lessee if delivered by hand or sent by recorded delivery postal service addressed to the Company Secretary to the Lessee at the demised premises or such alternative address for service as the Lessee shall notify to the Council in writing

(7)                                 Save to the extent herein specifically provided nothing herein contained or implied shall prejudice or affect the rights powers duties and obligations of the Council in the exercise of its functions as a local authority and save as aforesaid the rights powers duties and obligations of the Council under all enactments may be as fully and effectively exercised in relation to the demised premises as if the Council were not the owner of the site and this Lease had not been executed by it and any approval or consent given or granted by the Council as landlord in pursuance of the provisions of this Lease shall not be deemed to be given or granted by the Council in any other capacity than as landlord

(8)                                 Notwithstanding anything to the contrary in this deed contained the Lessee shall have full right and liberty to make additions alterations and re—arrangements from time to time to the interior parts of the demised premises

(9)                                 The operation of the Law of Property Act 1925 Section 62 is excluded from this Lease The only rights granted to the Lessee are those expressly set out in this Lease

(10)                           If the demised premises or any part thereof shall at any time between the Vacation date and the Termination Date be destroyed or damaged by any of the insured risks so as to be unfit for use and the policy or policies of insurance effected for the time being shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Lessee the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date of such damage or destruction (“the destruction date”) and either the Council or the Lessee may serve not less than six months Notice in writing at any time after the destruction date on the other party determining the term hereby created and at the expiration of such a Notice the term hereby created is to cease absolutely but without prejudice to any rights or remedies that may have accrued to either party against the other and all moneys received by virtue of any such insurance shall belong solely to the Council

IN WITNESS whereof the parties hereto have caused this Lease to be executed as a Deed the day and year first before written

THE FIRST SCHEDULE to the Lease

the Demised Premises

ALL THAT land and premises at Cheney Manor Industrial Estate Cheney Manor Swindon known as Building 102 together with the adjoining yard and car parking area and perimeter fence all which said premises are delineated on the plan annexed hereto and thereon edged red

THE SECOND SCHEDULE to the Lease

Rights granted

1.                                      The right in common with others having a like right to the free and uninterrupted passage of water and soil electricity and gas to and from the demised premises through the pipes drains sewers wires and cables now on the Cheney Manor Industrial Estate any such as may replace the same with all the ancillary rights of entry on the land wherein or whereon the same may be with all necessary workmen and appliances for the purposes of maintaining cleansing altering making connection to or renewing the same the Lessee making good all damage occasioned in the exercise of such rights of entry

2.                                      A right of way at all times and for all purposes over the access drives connecting the demised premises with the public highway and pavement as shown coloured yellow on the plan annexed hereto

THE THIRD SCHEDULE to the Lease

Rights reserved

1.                                       The right in common with the Lessee and all other persons lawfully entitled thereto to

Cheney Manor Industrial Estate

Works
CAR PARKING, OPEN STORAGE
AND LOADING AREA
BUILDING 102
Engineering Works
BUILDING 101
N

use all sewers and drains now in or upon the demised premises or any part thereof and freely to run and pass water and soil through and along the same or any of them

2.                                       The right to have maintain repair cleanse use reconstruct alter and remove any pipes wires cables and works on over or under the demised premises now used for the benefit of the adjoining land

3.                                       Full right and liberty for the Council and all other persons lawfully entitled thereto with or without workmen and any necessary appliances at all reasonable times by appointment to enter upon the demised premises for the purposes of exercising the rights reserved by paragraph 2 of this Schedule the Council or the person or persons exercising the said rights making good any damage occasioned to the demised premises and the property of the Lessee by the exercise of the rights of entry aforesaid

EXECUTED BY	)
)
SAUER-DANFOSS	)
)
LIMITED acting by	)

Director

Secretary